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                                                                     EXHIBIT 1.3

FORM NO.6                                                 Registration No. 30506

[LOGO]

                          CERTIFICATE OF INCORPORATION

I hereby in accordance with section 14 of THE COMPANIES ACT 1981 issue this Certificate of Incorporation and do certify that on the 10th day of May, 2001

                                GOLAR LNG LIMITED

was registered by me in the Register maintained by me under the provisions of the said section and that the status of the said company is that of an exempted company.

[SEAL] Given under my hand and the Seal of the REGISTRAR OF COMPANIES this 11th day of May, 2001.


                                     /s/ [ILLEGIBLE]
                                     for Acting Registrar of Companies